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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 26, 1996 (except for Note 8 as to which the date is May 2, 1996, and except for the last paragraph of Note 9 as to which the date is ______, 1997), in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Pameco Corporation for the registration of 3,075,541 shares of its Class A Common Stock.

                                        Ernst & Young LLP

Atlanta, Georgia






________________________________________________________


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts and the merger described in the last paragraph of Note 9 to the financial statements.


                                        Ernst & Young LLP

Atlanta, Georgia
March 26, 1997